PRINCIPAL FINANCIAL GROUP
PROTOTYPE
FOR
SAVINGS PLANS

THIS IS A 401(k) PROFIT SHARING PLAN.

ADOPTION AGREEMENT
NONSTANDARD

IRS SERIAL NO. M380034a

ADOPTION AGREEMENT PLAN NO. 001
TO BE USED WITH BASIC PLAN NO. 02

APPROVED: March 31, 2008
103

Principal Financial Group

Principal Life
Insurance Company
Des Moines, IA 50392-0001

DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
WASHINGTON, D.C. 20224

TAX EXEMPT AND
GOVERNMENT ENTITIES
DIVISION

Plan Description: Prototype Non-standardized Profit Sharing Plan with CODA
FFN: 31307440002-001 Case: 200600363 EIN 42-0127290
Letter Serial No: M380034a
Date of Submission: 01/31/2006

PRINCIPAL LIFE INSURANCE CO
710 9TH STREET
DES MOINES, IA 50309

Contact Person:
Janell Hayes/Letitia Young
Telephone Number:
513-263-3602/513-263-3584
In Reference To:
TEGE:EP:7521
Date: 03/31/2008

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter, a copy of the approved plan, and copies of any subsequent amendments to each employer who adopts this plan.

This letter considers the changes in qualification requirements contained in the 2004 Cumulative List of Notice 2004-84, 2004-2 C.B. 1030.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), as provided for in Rev. Proc. 2005-16, 2005-1 C.B. 674 and outlined below. Please review Announcement 2008-23 I.R.B. 2008-14 to determine the items necessary for filing an application for a determination letter if one is required for reliance, or is otherwise desired. The terms of the plan must be followed in operation. Generally, the employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307, Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.

Except as provided below, our opinion does not apply with respect to the requirements of: (a) Code sections 401(a)(4), 401(l), 410(b) and 414(s). Our opinion does not apply for purposes of Code section 401(a)(10)(B) and section 401(a)(16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. See section 19.02(1) of Rev. Proc. 2005-16, 2005-1 C.B. 674 regarding nonstandardized defined contribution plans and the repeal of Code section 415(e). Our opinion also does not apply for purposes of Code section 401(a)(16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3), or an individual medical account as defined in Code section 415(l)(2).

Our opinion applies with respect to the requirements of Code section 410(b) if 100 percent of all nonexcludable employees benefit under the plan. Employers that elect a safe harbor allocation formula and a safe harbor compensation definition can also rely on an opinion letter with respect to the nondiscriminatory amounts requirement under section 401(a)(4) and with respect to whether the form of the plan satisfies the requirements of sections 401(k)(3) and 401(m)(2). In the case of plans described in section 401(k)(11) and/or 401(m)(12), employers may also rely on the opinion letter with respect to whether the form of the plan satisfies those requirements unless the plan provides for the safe harbor contribution to be made under another plan.

If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan's adoption agreement must include the sponsor's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

Sincerely yours,

Andrew Zuckerman
Director,
Employee Plans Rulings and Agreements

TABLE OF CONTENTS

PRINCIPAL FINANCIAL GROUP PROTOTYPE FOR SAVINGS PLANS

ADOPTION AGREEMENT – NONSTANDARDIZED FORM

(Use black ink to complete the Adoption Agreement.)

A. This ADOPTION AGREEMENT together with the PRINCIPAL FINANCIAL GROUP PROTOTYPE BASIC SAVINGS PLAN constitutes *(Select (1), (2), or (3).)*

1) ☐ a new plan. (*Cannot select if spin-off of an existing plan. See Item AC(2).*)

2) ☒ a restatement of an existing plan (and trust). Such existing plan was qualifiable under 401(a) of the Internal Revenue Code. Except as provided elsewhere in the Plan, the provisions of this restatement are effective on

January 1, 2011 . *(Must be January 1, 2008 or later.)*

This is the RESTATEMENT DATE. *(Select if not currently on this Plan No. 001, Basic Plan No. 02 with the approval date shown on the cover page.)*

3) ☐ Amendment No. ______ to the Plan. It replaces all prior amendments to the Plan and the first Adoption Agreement. Except as provided elsewhere in the Plan, the provisions of this amendment are effective on

___________ . *(Must be January 1, 2008 or later. Select if currently on this Plan No. 001, Basic Plan No. 02 with the approval date shown on the cover page.)*

B. The terms we, us, and our, as they are used in this Plan, refer to the EMPLOYER.

We, North Valley Bancorp

are the Employer. *(Fill in exact legal name.)*

C. The PLAN NAME is North Valley Bancorp 401(k) Plan

(For example: ABC, Inc. 401(k) Savings Plan.)

D. The Plan's original EFFECTIVE DATE is January 1, 1984 .

E. The YEARLY DATE is the first day of each Plan Year. *(Fill in the Effective Date. If this is not a new plan and the Yearly Date has changed more than once, fill in any Yearly Date that is not later than the Restatement Date or amendment effective date.)*

The Yearly Date is __January 1, 1984__ and *(Select one.)*

1) ☒ the same day of each following year.

2) ☐ each following ______________. *(The first Plan Year is short.)*

3) ☐ (a) each following ______________________ through

(b) ___________________________ and

(c) each following_______________. *(A later Plan Year is short. Complete (a) using the same month and day as in Yearly Date above, (b) using the same month and day as in (a) and the calendar year in which the short Plan Year begins, and (c) using the first day of the new Plan Year.)*

If the first date in Item E is after the Effective Date, Yearly Dates before the first date in Item E above shall be determined under the provisions of the (Prior) Plan before that date.

F. The FISCAL YEAR is our taxable year and ends on __December 31__. *(Month and day.)*

G. We are the NAMED FIDUCIARY, unless otherwise specified in (1) below.

1) ☒ __Administrative Retirement Committee__

____

____

is the Named Fiduciary. *(Neither Principal Life Insurance Company nor its affiliates can be named.)*

H. We are the PLAN ADMINISTRATOR, unless otherwise specified in (1) below.

1) ☐ ____

____

____

is the Plan Administrator. *(Neither Principal Life Insurance Company nor its affiliates can be named.)*

If (1) is selected, complete the address, phone number, and tax filing number of the Plan Administrator.

Address ____

____

____

Phone No. ____________________________ Tax Filing No. ____________

I. PREDECESSOR EMPLOYER AND PRIOR EMPLOYER.

1) A PREDECESSOR EMPLOYER is a firm of which we were once a part (e.g., due to a spinoff or a change of corporate status) or a firm absorbed by us because of a merger or acquisition (stock or asset, including a division or an operation of such company). No selections are needed for a Predecessor Employer that maintained this Plan since the Employer is defined as including such Predecessor Employer, and service with the Employer would therefore include service with such Predecessor Employer.

a) ☒ *(Select if you wish to count service or pay with a Predecessor Employer that did not maintain this Plan.)* A Predecessor Employer that did not maintain this Plan is deemed to be the Employer for purposes of determining: *(Select at least one.)*

i) ☒ Entry Service

NOTE: The Entry Date for an employee of such Predecessor Employer shall be the earliest Entry Date on or after he has both met the entry requirements and is an Eligible Employee.

ii) ☒ Vesting Service

iii) ☒ Hours of Service required to be eligible for an Employer Contribution

iv) ☐ Pay

b) ☐ *(Select if service must be continuous.)* Service with or pay from such Predecessor Employer shall be counted only if service continued without interruption.

c) ☐ *(Select if Self-employed Individual's service and pay is to be counted.)* Service with or pay from such Predecessor Employer shall include service or pay while a sole proprietor or partner.

d) ☒ *(Select if not counted for all such Predecessor Employers.)* Service with or pay from such Predecessor Employer shall be counted only as to a Predecessor Employer that *(Select (i), (ii), or both.)*

i) ☐ maintained a qualified pension or profit sharing plan (or)

ii) ☒ is named below: *(Exact legal name(s).)*

Yolo Community Bank

2) A PRIOR EMPLOYER is an Employee's last employer immediately prior to us which is not a Predecessor Employer or a Controlled Group member, but for which service credit is granted under the Plan. Service with such Prior Employer shall be counted only if service continued without interruption.

a) ☐ *(Select if you wish to count service with a Prior Employer.)* The following are Prior Employers for which service credit is granted under the Plan: *(Exact legal name(s).)*

____

____

____

____

b) Service with such Prior Employer shall be counted for purposes of determining: *(If (a) above is selected, select (i), (ii), or both.)*

i) ☐ Entry Service

NOTE: The Entry Date for an employee of such Prior Employer shall be the earliest Entry Date on or after he has both met the entry requirements and is an Eligible Employee.

ii) ☐ Vesting Service

J. ELIGIBLE EMPLOYEE.

An Eligible Employee is any Employee of ours or of an Adopting Employer *(See Item AB.)* who is not excluded in (1) or (2) below.

1) ☒ STATUTORY EXCLUSIONS. An Employee will not be an Eligible Employee if he is one of the following: *(These exclusions do not affect coverage testing. Select at least one.)*

a) ☐ BARGAINING EMPLOYEE. An Employee included in a unit of Employees covered by any collective bargaining agreement between us and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of ours.

b) ☒ NONRESIDENT ALIEN WITH NO U.S. INCOME. An Employee who is a nonresident alien, within the meaning of Code Section 7701(b)(1)(B), who receives no earned income, within the meaning of Code Section 911(d)(2), from us that constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), or who receives such earned income but it is all exempt from income tax in the United States under the terms of an income tax convention.

c) [x] CODE SECTION 410(b)(6)(C) EMPLOYEE. An Employee who became an Employee as the result of a Code Section 410(b)(6)(C) transaction. These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. This period is called the transition period. The transition period may end earlier if there is a significant change in the coverage under the Plan. A Code Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business. *(Select (i) or (ii), if applicable.)*

i) [x] EXCLUDE UNTIL ADMINISTRATIVELY FEASIBLE. *(Select if the Employee will be excluded until administratively feasible.)* Such Employee will only be excluded until such time as it is administratively feasible for us to include him as an Eligible Employee.

ii) [ ] EXCLUDE UNTIL DATE. *(Select if the Employee will be excluded for only a portion of the transition period that would otherwise apply.)* Such

Employee will only be excluded until ____________________
if they became a Code Section 410(b)(6)(C) Employee as a result of a transaction that occurred on or before such date.

2) [x] NONSTATUTORY EXCLUSIONS. An Employee will not be an Eligible Employee if he is one of the following: *(Select at least one. Selections may affect testing done to determine if the minimum coverage requirement of Code Section 410(b) is met, unless otherwise indicated.)*

a) [ ] Employed in one of the employment classifications selected below. *(Select at least one.)*

i) [ ] Paid on a salaried basis

ii) [ ] Paid on a commission basis

iii) [ ] Paid on an hourly basis

b) [ ] Represented for collective bargaining purposes by the specific bargaining unit(s) named below:

____

____

____

(This exclusion does not affect coverage testing if requirements in (1)(a) above are met.)

c) [x] A Leased Employee.

d) [x] An Employee considered by us to be an independent contractor, or the employee of an independent contractor, who is later determined by the Internal Revenue Service to be an Employee. Such person shall become an Eligible Employee as soon as administratively feasible following the reclassification date, unless he is otherwise excluded in this item.

e) ☐ Covered under any other qualified *(Select (i), (ii), or both.)*

i) ☐ profit sharing plan (or)

ii) ☐ pension plan
to which we contribute.

f) ☐ Employed at one of the following location(s) or division(s):

____

____

____

g) ☐ Employed in one of the following position(s) or classification(s): *(Cannot use an exclusion classification that indirectly imposes an impermissible age or service requirement such as part-time employees.)*

____

____

____

K. ENTRY REQUIREMENTS AND ENTRY DATE.

An Employee is eligible to participate in the Plan in accordance with the provisions specified below. *(Select (1) or (2). Select one item for each grouping (service required and service method, age required, and Entry Date). Complete any applicable blanks for items selected. If the hours method for calculating Entry Service is selected for any Contributions in (1) or (2), (3)(b) below may be used to modify how service is determined. Select (4) below if waiving age or service requirements for the Employer named in Item B.)*

NOTE: The earliest Entry Date shall be used to determine if a Participant is an Active Participant for purposes of any minimum contribution under Plan Section 11.04.

1) ☒ ONE SET OF REQUIREMENTS. *(Must select if 401(k) Safe Harbor Plan, 401(k) SIMPLE Plan, or if Item Q(3)(d) is selected.)* Apply one set of requirements to the Contributions listed below as follows:

All Contributions

Service Required and Service Method *(See (3) below.)*

☐ None
☐ 1 year *(elapsed time)*
☐ 1 year *(hours)*
☐ ________ months *(up to 12, elapsed time)*
☒ ___90___ days *(up to 120, elapsed time)*

Age Required

- ☐ None
- ☒ 18 (up to 21)

Entry date

- ☐ Monthly Date
- ☒ Semi-yearly Date
- ☐ Quarterly Date
- ☐ Yearly Date *(age and service required cannot be over 20 1/2 and 6 months, respectively)*
- ☐ Day the entry requirements are satisfied

2) ☐ TWO SETS OF REQUIREMENTS. Apply different sets of requirements to the Contributions listed below as follows:

Elective Deferral Contributions

Service Required and Service Method *(See (3) below.)*

- ☐ None
- ☐ 1 year *(elapsed time)*
- ☐ 1 year *(hours)*
- ☐ ______ months *(up to 12, elapsed time)*
- ☐ ______ days *(up to 120, elapsed time)*

Age Required

- ☐ None
- ☐ ________ *(up to 21)*

Entry date

- ☐ Monthly Date
- ☐ Semi-yearly Date
- ☐ Quarterly Date
- ☐ Yearly Date *(age and service required cannot be over 20 1/2 and 6 months, respectively)*
- ☐ Day the entry requirements are satisfied

All other Contributions

Service Required and Service Method *(See (3) below.)*

- ☐ None
- ☐ 1 year *(elapsed time)*
- ☐ 1 year *(hours)*
- ☐ ______ months (up to 12, elapsed time)
- ☐ ______ days (up to 120, elapsed time)

Age Required

- ☐ None
- ☐ ________ *(up to 21)*

Entry date

- ☐ Monthly Date
- ☐ Semi-yearly Date
- ☐ Quarterly Date
- ☐ Yearly Date *(age and service required cannot be over 20 1/2 and 6 months, respectively)*
- ☐ Day the entry requirements are satisfied

3) ENTRY SERVICE. Subject to the provisions of Plan Section 1.02, Entry Service shall be determined based on the selection(s) made above and in (b) below, if applicable:

a) ELAPSED TIME METHOD. Entry Service is the total of an Employee's Periods of Service without regard to Hours of Service.

b) HOURS METHOD. A year of Entry Service is an Entry Service Period in which an Employee has at least 1,000 Hours of Service, unless otherwise specified in (i) below.

i) ☐ ___ *(Up to 999.)* Hours of Service.

ii) CREDITING DATE. A year of Entry Service shall be credited at the end of the Entry Service Period, unless otherwise specified in A below.

A. ☐ A year of Entry Service shall be credited when the Employee has reached the specified number of Hours of Service during the Entry Service Period.

iii) ENTRY SERVICE PERIOD is the consecutive 12-month period beginning on an Employee's Hire Date and the consecutive 12-month period ending on the last day of each following Plan Year, unless otherwise specified in A below. Following Plan Years shall include all Plan Years that begin after his Hire Date. *(See Plan Section 1.02 for the crediting of Entry Service during the first two periods.)*

A. ☐ An Entry Service Period is the consecutive 12-month period beginning on an Employee's Hire Date and each following consecutive 12-month period beginning on an anniversary of that Hire Date.

If an Employee has a Rehire Date, a new Entry Service Period shall begin on that date in the same manner as if it were a Hire Date.

iv) An ENTRY BREAK, when the hours method is used, is an Entry Service Period in which an Employee is credited with not more than one-half of the Hours of Service required for a year of Entry Service, unless otherwise specified in A below.

A. ☐ ____ or fewer Hours of Service. *(Fill in up to 500 hours but less than hours required for a year of Entry Service.)*

4) ☐ WAIVING ENTRY REQUIREMENTS. The requirements selected below shall be waived on ___________________. This date shall be an Entry Date if the Eligible Employee has met all the other entry requirements. *(Select (a), (b), or both.)*

a) ☐ Service requirement

b) ☐ Age requirement

NOTE: This waiver applies to all Contributions with the requirement(s) selected above. This waiver applies only (i) to the Employer named in Item B and (ii) on the date you fill in. Must be the Effective Date or later. See Item AB for the waiver of entry requirements for an Adopting Employer.

L. HIGHLY COMPENSATED EMPLOYEE AND TESTING METHODS.

1) HIGHLY COMPENSATED EMPLOYEE. The definition of Highly Compensated Employee in Plan Section 1.02 is modified below. *(Select any that apply.)*

a) ☐ TOP-PAID GROUP ELECTION. *(Select if you wish to limit the number of Highly Compensated Employees based on compensation to the top-paid group.)* In determining who is a Highly Compensated Employee, we make a top-paid group election. The effect of this election is that an Employee (who is not a 5-percent owner at any time during the determination year or the look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year.

b) ☐ CALENDAR YEAR DATA ELECTION. (*Select if you wish to change the look-back year for compensation determination. This election has no effect if the Plan Year begins on January 1.)* In determining who is a Highly Compensated Employee (other than as a 5-percent owner), we make a calendar year data election. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

NOTE: These elections must apply consistently to the determination years of all plans of yours except as provided in the definition of Highly Compensated Employee in Plan Section 1.02.

2) TESTING METHODS. This Plan shall use the prior year testing method for purposes of the ADP and ACP Tests, unless otherwise specified in (a) below.

a) ☒ *(Must be selected if 401(k) Safe Harbor Plan.)* This Plan shall use the current year testing method for purposes of the ADP and ACP Tests.

NOTE: The above election cannot be changed from the current year testing method to the prior year testing method for a Plan Year unless (i) the Plan has been using the current year testing method for the preceding five Plan Years or, if less, the number of Plan Years the Plan has been in existence or (ii) if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), we maintain both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

b) If this is not a successor plan and the Plan is using the prior year testing method, for the first Plan Year this Plan permits any Participant to make Elective Deferral Contributions, the prior year's Nonhighly Compensated Employees' ADP, as defined in Plan Section 3.07, shall be three percent, unless otherwise specified in (i) below.

i) ☐ *(Cannot be used with (a) above.)* The Plan Year's ADP, as defined in Plan Section 3.07, shall be used for the Nonhighly Compensated Employees' ADP.

c) If this is not a successor plan and the Plan is using the prior year testing method, for the first Plan Year this Plan permits any Participant to make Voluntary Contributions, provides for Matching Contributions, or both, the prior year's Nonhighly Compensated Employees' ACP, as defined in Plan Section 3.07, shall be three percent, unless otherwise specified in (i) below.

i) ☐ *(Cannot be used with (a) above.)* The Plan Year's ACP, as defined in Plan Section 3.07, shall be used for the Nonhighly Compensated Employees' ACP.

M. PAY.

NOTE: Pay is used for ADP and ACP Tests and for contribution determinations other than for top-heavy minimum contributions and 401(k) SIMPLE Plan contributions. Compensation, as defined in Plan Section 3.09, is used for 401(k) SIMPLE Plan contributions.

1) Pay is defined in Plan Section 1.02, subject to any modifications set forth in this Item M.

2) CODE SECTION 414(s) SAFE HARBOR EXCLUSIONS. For the purpose of calculating Elective Deferral Contributions and Matching Contributions only, Pay shall exclude reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation (other than elective contributions), and welfare benefits, unless otherwise specified in (a) or (b) below.

   a) ☐ DO NOT EXCLUDE. Such amounts shall not be excluded from the Pay used to calculate Elective Deferral Contributions and Matching Contributions.

   b) ☒ EXCLUDE FOR ALL. Such amounts shall be excluded from the Pay used for ADP and ACP Tests and all contribution determinations that use Pay.

3) ANNUAL PAY for a Plan Year is an Employee's Pay for the Pay Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year. *(Annual Pay is used for calculating annual contributions and annual allocations of Qualified Nonelective Contributions, Additional Contributions, and Discretionary Contributions. Annual Pay is not used for the Qualified Nonelective Contributions used to satisfy the ADP Test Safe Harbor described in Item O(1).)*

   The PAY YEAR is the consecutive 12-month period ending on the last day of each Plan Year, unless otherwise specified in (a) below.

   a) ☐ *(Only available if Items Q(3)(c) and (d) are not selected.)* The Pay Year is the consecutive 12-month period ending on each ____________________. *(Month and day.)* For an Employee whose date of hire is less than 12 months before the end of the consecutive 12-month period designated, Pay shall be determined over the consecutive 12-month period ending on the last day of the Plan Year.

   ANNUAL PAY MODIFICATIONS: *(Select any that apply.)*

   b) ☒ Annual Pay shall not include Pay over $ 245,000 .

   c) ☒ *(Cannot use with (a) above.)* Annual Pay shall exclude Pay for the portion of the Pay Year in which an Employee is not an Active Participant.

   NOTE: Excluding Pay while not an Active Participant may result in additional Contributions needed to satisfy the top-heavy requirements, described in Plan Section 11.04, during any Plan Year in which this Plan is a Top-heavy Plan.

4) ☒ In addition to the Code Section 414(s) safe harbor exclusions in (2) above, if applicable, Pay for purposes of determining the allocation or amount of: *(Select at least one.)*

a) [x] *(Cannot use if 401(k) Safe Harbor Plan.)* Elective Deferral Contributions and Matching Contributions *(Exclusions for Matching Contributions only is not permitted.)*

b) [x] *(Cannot select if ADP Test Safe Harbor is satisfied using Qualified Nonelective Contributions, Item O(1)(b)(ii) or (c).)* Qualified Nonelective Contributions

c) [ ] Additional Contributions

d) [x] Discretionary Contributions *(Exclusions are not permitted if integrated allocation formula is used.)*

excludes: *(Select at least one.)*

e) [ ] bonuses

f) [ ] commissions

g) [ ] overtime

h) [x] other special pay *(Specify type of pay.)*

Severance Pay

NOTE: Exclusions for purposes of any Contributions other than Elective Deferral Contributions and Matching Contributions will require Code Section 414(s) nondiscrimination testing.

5) [ ] For purposes of the ADP and ACP Tests, Pay shall be determined excluding Pay for the portion of the Plan Year in which an Employee is not an Eligible Participant, as defined in Plan Section 3.07.

6) NO PAY LIMIT FOR DEFERRALS. A Participant may elect to have Elective Deferral Contributions made with respect to Pay that exceeds the annual pay limit in the definition of Pay in Plan Section 1.02, provided such Elective Deferral Contributions otherwise satisfy any applicable limitations, unless otherwise specified in (a) below.

a) [x] A Participant cannot elect to have Elective Deferral Contributions made with respect to Pay that exceeds the annual pay limit.

7) PERCENTAGE OF PAY LIMIT FOR PARTICIPANTS ELIGIBLE TO MAKE CATCH-UP. If Item N(4) is selected and the percent of Pay limit is equal to or greater than 75% of Pay, a Participant who is eligible to make Catch-up Contributions shall have his Elective Deferral Contributions, including Catch-up Contributions, limited to the percentage specified in Item N(4). If Item N(4) is selected and the percent of Pay limit is less than 75%, a Participant who is eligible to make Catch-up Contributions shall not be so limited unless his Elective Deferral Contributions, including Catch-up Contributions, exceed the limit in Item N(4) plus the dollar amount of Catch-up Contributions permitted, unless otherwise specified in (a) below.

a) ☐ 75% OF PAY LIMIT FOR PARTICIPANTS ELIGIBLE TO MAKE CATCH-UP. *(Cannot select unless Item N(4) is selected and completed with a percentage less than 75.)* A Participant who is eligible to make Catch-up Contributions shall have his Elective Deferral Contributions limited to 75% of Pay for any payroll period until his Elective Deferral Contributions, including Catch-up Contributions, equal the limit in Item N(4) plus the dollar amount of Catch-up Contributions permitted. Once his Elective Deferral Contributions, including Catch-up Contributions, equal this amount, he shall be subject to the limit in Item N(4).

N. ELECTIVE DEFERRAL CONTRIBUTIONS.

Elective Deferral Contributions for a Participant are equal to a portion of Pay as specified in the elective deferral agreement. An Employee who is eligible to participate in the Plan for purposes of Elective Deferral Contributions may file an elective deferral agreement with us. The Participant shall modify or terminate the elective deferral agreement by filing a new elective deferral agreement. The elective deferral agreement may not be made retroactively and shall remain in effect until modified or terminated.

The elective deferral agreement to start or modify Elective Deferral Contributions shall be effective as soon as administratively feasible on or after the Participant's Entry Date (Reentry Date, if applicable) or any following change date.

The elective deferral agreement to start or modify Elective Deferral Contributions must be entered into on or before the date it is effective.

The elective deferral agreement to stop Elective Deferral Contributions may be entered into on any date. Such elective deferral agreement shall be effective as soon as administratively feasible following the date on which the elective deferral agreement is entered into.

1) The change date to increase or decrease the amount of Elective Deferral Contributions shall be each Semi-yearly Date, unless otherwise specified in (a), (b), (c), or (d) below. *(Select one, if applicable.)*

a) ☒ Monthly Date.

b) ☐ Quarterly Date.

c) ☐ Yearly Date.

d) ☐ Date.

However, the change date for purposes of bonuses shall be any date, unless otherwise specified in (e) below.

e) ☐ A separate change date for bonuses shall not be available.

2) ☒ *(Cannot select if ADP Test Safe Harbor is satisfied using Qualified Matching Contributions.)* ___1___ % of Pay is the minimum Elective Deferral Contribution.

3) ☒ Elective Deferral Contributions must be a whole percentage of Pay.

4) ☒ ___50___ % *(Must be at least equal to any stated percent of Pay limit on Elective Deferral Contributions matched.)* of Pay is the maximum Elective Deferral Contribution.

5) ☐ AUTOMATIC ELECTIVE DEFERRAL CONTRIBUTION. The Plan shall require an automatic Elective Deferral Contribution described in Plan Section 3.01.

a) The automatic Elective Deferral Contribution shall be Pre-tax Elective Deferral Contributions and shall be 4% of Pay, unless otherwise specified in (i) below. The Participant will be given a reasonable period to affirmatively elect a different percentage, elect not to make Elective Deferral Contributions, and if Roth Elective Deferral Contributions are permitted in (7) below, to elect to designate all or any portion of their Elective Deferral Contributions as Roth Elective Deferral Contributions.

i) ☐ ________ % of Pay shall be the automatic Elective Deferral Contribution.

b) ☐ AUTOMATIC INCREASE. The automatic Elective Deferral Contribution shall increase by 1% as soon as administratively feasible on or after each subsequent Yearly Date up to a maximum automatic Elective Deferral Contribution of 10%, unless otherwise specified in (i), (ii), or (iii) below. *(Select any that apply.)*

i) ☐ ________ % *(Must be a whole percent.)* of Pay shall be the automatic increase percentage.

ii) ☐ The increase date shall be ______________ . *(Month and day.)*

iii) ☐ ________ % of Pay shall be the maximum automatic Elective Deferral Contribution.

c) The automatic Elective Deferral Contribution shall apply to Participants at the time they enter or reenter the Plan. It will not apply to current Participants, unless otherwise specified in (i) below.

i) ☐ ALSO APPLY TO CURRENT PARTICIPANTS. The automatic Elective Deferral Contribution shall also apply to all Active Participants as of the effective date of the amendment to the Plan adding this provision who *(Select A, B, or C.)*

A. ☐ are deferring less than 4% (or the percentage in (a)(i) above, if applicable) or who are not deferring (have not completed an elective deferral agreement or elected to defer 0%).

B. ☐ are not deferring *(have not completed an elective deferral agreement or elected to defer 0%).*

C. ☐ have not completed an elective deferral agreement.

6) ☒ CATCH-UP CONTRIBUTIONS. All Employees who are eligible to make Elective Deferral Contributions and who have attained age 50 before the end of the taxable year shall be eligible to make Catch-up Contributions.

7) ☐ ROTH ELECTIVE DEFERRAL CONTRIBUTIONS. All Participants who are eligible to make Elective Deferral Contributions may elect to designate all or any portion of their future Elective Deferral Contributions as Roth Elective Deferral Contributions.

Distributions of Excess Amounts described in Plan Section 3.07 from the portion of the Participant's Account resulting from Elective Deferral Contributions shall be made on a pro rata basis from the Participant's Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions in the same proportion that such Contributions were made for the applicable year, except as otherwise specified in (a) below.

a) ☐ The Participant may elect a different order for distributions.

O. 401(k) SAFE HARBOR AND 401(k) SIMPLE.

1) ☐ 401(k) SAFE HARBOR. We elect to have the 401(k) safe harbor provisions (including the annual notice requirements) described in Plan Section 3.08 apply. *(Select (b) or (c). Select (d), if applicable.)*

a) The Plan will satisfy the ADP Test Safe Harbor only, unless otherwise specified in (i) below.

i) ☐ The Plan will satisfy the ADP Test Safe Harbor and the ACP Test Safe Harbor. *(Only available if (b)(i) below or Item P is selected and the ACP Test Safe Harbor limits on Matching Contributions are met.)*

NOTE: For Plan Years beginning after December 31, 2001, a Plan is deemed to not be a Top-heavy Plan, as defined in Plan Section 11.02, for a Plan Year, if the exception under Code Section 416(g)(4)(H) applies for such year. See Plan Section 3.08(f).

b) ☐ CONTRIBUTIONS FOR ALL PLAN YEARS. *(Any changes under this (b), including electing to no longer have the provisions apply, must be effective at the beginning of the Plan Year, except as provided in (i)E below.)* We elect to make the 401(k) safe harbor Contributions for all Plan Years. *(Select (i) or (ii).)*

i) ☐ QUALIFIED MATCHING CONTRIBUTIONS. The ADP Test Safe Harbor shall be satisfied using Qualified Matching Contributions. The amount of our Qualified Matching Contributions shall be equal to *(Select A or B.)*

A. ☐ BASIC MATCHING FORMULA. 100% of Elective Deferral Contributions that are not over 3% of Pay, plus 50% of Elective Deferral Contributions which are over 3% but are not over 5% of Pay.

B. ☐ ENHANCED MATCHING FORMULA. 100% of Elective Deferral Contributions that are not over 4% of Pay, unless otherwise specified in (1) or (2) below.

1) ☐ STATED MATCH. *(Complete (a) and (b). For example: 100% of Elective Deferral Contributions that are not over 5% of Pay.)*

a) ________ % of Elective Deferral Contributions that are not over

b) ________ % of Pay.

NOTE: Must complete (a) using at least 100%. The product of the percentages in (a) and (b) must equal at least 4%. For example, 100% x 5% = 5% or 150% x 3% = 4.5%. If satisfying ACP Test Safe Harbor, must complete (b) with a percentage not more than 6%.

2) ☐ STATED TIERED MATCH. *(Complete (a) through (d). For example: 100% of Elective Deferral Contributions that are not over 4% of Pay, plus 50% of Elective Deferral Contributions that are over 4% but are not over 6% of Pay.)*

a) ________ % of Elective Deferral Contributions that are not over

b) ________ % of Pay, plus *(First limit on Elective Deferral Contributions.)*

c) ________ % *(Must be less than (a).)* of Elective Deferral Contributions that are over the percentage of Pay specified in (b) but are not over

d) ________ % *(Must be more than (b).)* of Pay. *(Second limit on Elective Deferral Contributions.)*

NOTE: Must complete (a) using at least 100%. The product of the percentages in (a) and (b) must equal at least 3%. In addition, if the product of the percentages in (a) and (b) does not equal at least 4%, (c) must be completed using at least 50% and, using the percentages in (a), (b), (c), and (d), the sum of [((d) – (b)) x (c)] and [(a) x (b)] must equal at least 4%. If satisfying ACP Test Safe Harbor, must complete (b) with a percentage less than 6% and (d) with a percentage not more than 6%.

C. CALCULATION PERIOD. Qualified Matching Contributions are calculated based on Elective Deferral Contributions and Pay for the period specified below, unless otherwise modified in (5) below. *(Refers to calculation of the amount of Qualified Matching Contributions, not when contributed. Select (1), (2), (3), or (4). Select (5), if applicable.)*

1) ☐ PAYROLL PERIOD. Qualified Matching Contributions shall be made for all persons who were Active Participants at any time during that payroll period.

2) ☐ PAYROLL PERIODS ENDING WITH OR WITHIN EACH MONTH. Qualified Matching Contributions shall be made for all persons who were Active Participants at any time during the month.

3) ☐ PAYROLL PERIODS ENDING WITH OR WITHIN EACH PLAN-YEAR QUARTER. Qualified Matching Contributions shall be made for all persons who were Active Participants at any time during the Plan-year Quarter.

NOTE: If (1), (2), or (3) is selected, Qualified Matching Contributions must be contributed to the Plan by the last day of the following Plan-year Quarter.

4) ☐ PLAN YEAR. Qualified Matching Contributions shall be made for all persons who were Active Participants at any time during the Plan Year.

The calculation periods in (2), (3), or (4) above are modified as follows:

5) ☐ BASED ON DEFERRALS AND PAY WHILE ACTIVE. *(Only available if (2), (3), or (4) above is selected.)* Qualified Matching Contributions shall be calculated excluding any portion of the month, Plan-year Quarter, or Plan Year, whichever applies, in which an Employee is not an Active Participant.

D. ☐ Qualified Matching Contributions shall be made only for Nonhighly Compensated Employees.

E. ☐ The 401(k) safe harbor election shall be revoked as of

____________________________. Such date cannot be earlier than the later of (i) 30 days after the date Active Participants are given the supplemental notice described in Plan Section 3.08(e) and (ii) the date the amendment revoking such provisions is adopted. Qualified Matching Contributions shall be made for the period prior to the revocation.

ii) ☐ QUALIFIED NONELECTIVE CONTRIBUTIONS. The ADP Test Safe Harbor shall be satisfied using Qualified Nonelective Contributions.

The amount of our Qualified Nonelective Contributions shall be equal to

________ % *(Must be at least 3%.)* of Pay for the Plan Year for persons who were Active Participants at any time during the Plan Year, unless otherwise specified in A and B below. *(The Pay used for these Contributions is not necessarily the same as Annual Pay defined in Item M. Select any that apply.)*

A. ☐ Pay shall be determined excluding Pay for the portion of the Plan Year in which an Employee is not an Active Participant.

NOTE: Excluding Pay while not an Active Participant may result in additional Contributions needed to satisfy the top-heavy requirements, described in Plan Section 11.04, during any Plan Year in which this Plan is a Top-heavy Plan.

B. ☐ Qualified Nonelective Contributions shall be made only for Nonhighly Compensated Employees.

c) ☐ CONTRIBUTIONS FOR PLAN YEARS IN WHICH THE PLAN IS AMENDED. We elect the option of amending the Plan to provide a Qualified Nonelective Contribution to satisfy the ADP Test Safe Harbor for a Plan Year.

d) ☐ PLAN IS AMENDED. *(Only available if (c) above is selected.)* The Plan is amended to provide a Qualified Nonelective Contribution for the Plan Year

beginning ____________________.

i) The amount of our Qualified Nonelective Contributions for such Plan Year

shall be equal to _________ % *(Must be at least 3%.)* of Pay for the Plan Year for persons who were Active Participants at any time during the Plan Year, unless otherwise specified in A and B below. *(The Pay used for these Contributions is not necessarily the same as Annual Pay defined in Item M. Select any that apply.)*

A. ☐ Pay shall be determined excluding Pay for the portion of the Plan Year in which an Employee is not an Active Participant.

NOTE: Excluding Pay while not an Active Participant may result in additional Contributions needed to satisfy the top-heavy requirements, described in Plan Section 11.04, during any Plan Year in which this Plan is a Top-heavy Plan.

B. ☐ Qualified Nonelective Contributions shall be made only for Nonhighly Compensated Employees.

2) ☐ 401(k) SIMPLE. *(Only available if the Plan uses a calendar year Plan Year, you are an Eligible Employer, as defined in Plan Section 3.09, and the exclusive plan requirement of (a)(1)(ii) of Plan Section 3.09 is met. Cannot use if 401(k) Safe Harbor Plan.)* We elect to have the 401(k) SIMPLE provisions described in Plan Section 3.09 apply to

the Plan effective ____________________.

An amendment to have 401(k) SIMPLE provisions no longer apply is effective the first January 1 following the date the amendment is adopted.

NOTE: See Plan Section 3.09 for 401(k) SIMPLE provisions. If this is a new plan, the Effective Date (Item D) and the date above must be on or before October 1. Future Plan Years must begin on January 1. If this is a restatement (or amendment) adding this provision, the date above will be the same as the Restatement Date (or effective date of the amendment) which must be on a January 1 that is the first day of a Plan Year and future Plan Years must begin on a January 1. Such restatement (or amendment) must be adopted before the January 1 on which the provisions become effective. Elective Deferral Contributions and Rollover Contributions will be the only contributions reflected in the Adoption Agreement. Other Contributions shall only be permitted as specified in Plan Section 3.09. The Participant may change the elective deferral agreement on any date. No selections can be made in Item N(2), (3), or (4). Elective Deferral Contributions will be subject to the dollar limitation on salary reduction contributions as specified in Plan Section 3.09.

P. ☒ MATCHING CONTRIBUTIONS. *(Cannot select if ADP Test Safe Harbor is satisfied using Qualified Matching Contributions.)* Any percentage determined by us shall apply to all eligible persons for the entire Plan Year. *(Select (1), (2), or (3).)*

1) ☐ STATED MATCH. We shall make Matching Contributions. The percentage of

Elective Deferral Contributions matched is _____ %.

2) ☐ STATED TIERED MATCH. We shall make Matching Contributions in an amount equal to *(Complete (a) through (d). For example: 100% of Elective Deferral Contributions that are not over 3% of Pay, plus 50% of Elective Deferral Contributions that are over 3% but are not over 5% of Pay.)*

   a) _______ % of Elective Deferral Contributions that are not over

   b) _______ % of Pay, plus *(First limit on Elective Deferral Contributions.)*

   c) _______ % *(Must be less than (a).)* of Elective Deferral Contributions that are over the percentage of Pay specified in (b) but are not over

   d) _______ % *(Must be more than (b).)* of Pay. *(Second limit on Elective Deferral Contributions.)*

   NOTE: If satisfying ACP Test Safe Harbor, must complete (b) with a percentage less than 6% and (d) with a percentage not more than 6%.

3) ☒ DISCRETIONARY MATCH. We may make a discretionary Matching Contribution. The percentage of Elective Deferral Contributions matched, if any, shall be a percentage determined by us and shall apply to all eligible persons for the entire Plan Year. If selected and Plan is satisfying ACP Test Safe Harbor, the product of the percentage of Elective Deferral Contributions matched and the percentage limit on Elective Deferral Contributions matched in (4) below cannot exceed 4%. *(Select any that apply. If both (a) and (b) are selected, the percentage in (b) must be more than the percentage in (a).)*

   a) ☐ We shall make a discretionary Matching Contribution. The percentage of Elective Deferral Contributions matched shall be at least ________ %.

   b) ☐ If we make a discretionary Matching Contribution, the percentage of Elective Deferral Contributions matched shall not be more than _______ %.

4) ☐ LIMIT ON ELECTIVE DEFERRALS MATCHED. *(If satisfying ACP Test Safe Harbor and (1) or (3) above is used, (a) or (b)(ii) must be selected and completed with a percentage not more than 6% (if (1) or (3)(a) above is completed with a percentage greater than 66%, 6% is reduced to the percentage that when multiplied by the percentage in (1) or (3)(a) equals 4%). Cannot use with (2) above. Limit could help pass the ADP and ACP Tests for non-401(k) Safe Harbor Plans.)* Elective Deferral Contributions that are over the percentage of Pay below won't be matched. *(Select (a) or (b).)*

   a) ☐ _______ % of Pay.

   b) ☐ A percentage determined by us. *(Select any that apply. If both (i) and (ii) are selected, the percentage in (ii) must be more than the percentage in (i).)*

      i) ☐ The percentage shall be at least ________ %.

      ii) ☐ The percentage shall not be more than _______ %.

5) CATCH-UP CONTRIBUTIONS MATCHED. If Catch-up Contributions are permitted in Item N(6), all Elective Deferral Contributions shall be matched based on the formula selected above or in Item O(1)(b)(i), unless otherwise specified in (a) below.

a) ☐ NO MATCH ON CATCH-UP CONTRIBUTIONS. *(Cannot use if satisfying ACP Test Safe Harbor.)* Elective Deferral Contributions that are over the lesser of (i) any Plan limit on the amount of Elective Deferral Contributions that will be matched, taking into account any maximum limit on Elective Deferral Contributions that may be made (without regard to any increased limit because of eligibility to make Catch-up Contributions), or (ii) any Plan limit on the amount of Elective Deferral Contributions that can be made based on the applicable limitations of Code Sections 402(g) and 415 shall not be matched.

6) CALCULATION PERIOD. Matching Contributions are calculated based on Elective Deferral Contributions and Pay for the period specified below, unless otherwise modified in (e) below. *(Refers to calculation of the amount of Matching Contribution, not when contributed. Select (a), (b), (c), or (d). Select (e), if applicable.)*

a) ☒ PAYROLL PERIOD. Matching Contributions shall be made for all persons who were Active Participants at any time during that payroll period.

b) ☐ PAYROLL PERIODS ENDING WITH OR WITHIN EACH MONTH. Matching Contributions shall be made for all persons who were Active Participants at any time during the month.

c) ☐ PAYROLL PERIODS ENDING WITH OR WITHIN EACH PLAN-YEAR QUARTER. Matching Contributions shall be made for all persons who were Active Participants at any time during the Plan-year Quarter.

d) ☐ PLAN YEAR. Matching Contributions shall be made for all persons who were Active Participants at any time during the Plan Year, unless otherwise specified in (i) below.

i) ☐ *(Cannot use if satisfying ACP Test Safe Harbor.)* Matching Contributions shall be made for persons meeting the requirements in Item R.

NOTE: If satisfying ACP Test Safe Harbor and (a), (b), or (c) is selected, Matching Contributions must be contributed to the Plan by the last day of the following Plan-year Quarter.

The calculation periods in (b), (c), or (d) above are modified as follows:

e) ☐ BASED ON DEFERRALS AND PAY WHILE ACTIVE. *(Only available if (b), (c), or (d) above is selected.)* Matching Contributions shall be calculated excluding any portion of the month, Plan-year Quarter, or Plan Year, whichever applies, in which an Employee is not an Active Participant.

7) ☐ ADDITIONAL MATCH. *(Only available if (1) or (3) above is selected. Cannot use if satisfying ACP Test Safe Harbor.)* We may make additional Matching Contributions if the total Matching Contributions determined below are greater than the amount of Matching Contributions determined in (1) or (3) above for the Plan Year. Additional Matching Contributions, if any, shall be made for all persons who were Active Participants at any time during the Plan Year, unless otherwise specified in (a) below.

a) ☐ Additional Matching Contributions shall be made for persons meeting the requirements in Item R.

NOTE: If the requirements for Contributions in Item R are not each person who was an Active Participant at any time during the Plan Year, selecting (a) will require testing to determine if the nondiscrimination requirement of Code Section 401(a)(4) is met, unless (6)(d)(i) above is also selected.

Total Matching Contributions for the Plan Year shall be a percentage of Elective Deferral Contributions. If (6)(e) above is not selected, total Matching Contributions for the Plan Year shall be calculated based on Elective Deferral Contributions and Pay for the Plan Year. If (6)(e) above is selected, total Matching Contributions for the Plan Year shall be calculated based on Elective Deferral Contributions and Pay for the Plan Year, excluding any portion of the Plan Year in which an Employee is not an Active Participant. The percentage shall be determined by us. If (1) above is selected, the percentage determined must be equal to or greater than the percentage specified in (1). If (3) above is selected, the percentage determined must be equal to or greater than the percentage determined in (3).

If (4) above is selected, Elective Deferral Contributions that are over a percentage of Pay won't be matched. The percentage is the percentage specified in (4)(a), determined in (4)(b), or a greater percentage as determined by us.

The amount of additional Matching Contributions, if any, shall be calculated by subtracting the Matching Contributions determined in (1) or (3) above for the Plan Year from total Matching Contributions for the Plan Year.

8) ☐ LIMITED TO NONHIGHLY COMPENSATED EMPLOYEES. Matching Contributions shall be made only for Nonhighly Compensated Employees.

9) ☐ QUALIFIED MATCH. *(Must be selected if Matching Contributions are to be tested in the ADP Test for a non-401(k) Safe Harbor Plan.)* Matching Contributions are Qualified Matching Contributions.

10) ☐ DOLLAR LIMIT. *(Cannot use if satisfying ACP Test Safe Harbor.)* Matching

Contributions for a person shall not be more than $__________ for the Plan Year.

Q. OTHER EMPLOYER CONTRIBUTIONS AND FORFEITURES.

NOTE: If more than one Employer Contribution is selected in this Item Q, the requirements to receive each Contribution selected should be the same. Providing different requirements will require testing to determine if the nondiscrimination requirement of Code Section 401(a)(4) is met. For example, a Qualified Nonelective Contribution made to each person who is an Active Participant on the last day of the payroll period and a Discretionary Contribution allocated to each person who was an Active Participant at any time during the Plan Year will require nondiscrimination testing. If the ADP Test Safe Harbor is satisfied using Qualified Nonelective Contributions, Item O(1)(b)(ii) or (c), the Additional Contributions and Discretionary Contributions selected under this item should be made for or allocated to each person who is an Active Participant at any time during the Plan Year to avoid nondiscrimination testing.

1) ☒ QUALIFIED NONELECTIVE CONTRIBUTIONS. *(Cannot select if ADP Test Safe Harbor is satisfied using Qualified Nonelective Contributions for all Plan Years, Item O(1)(b)(ii).)* The amount of our Qualified Nonelective Contributions shall be equal to the amount determined in (a), (b), or (d) below. *(Select at least one of (a), (b), or (d). Only one of (a) or (b) may be selected. Select (c), if applicable.)*

a) ☐ SET AMOUNT, PAY FORMULA. *(Only available if Item O(1)(c) is not selected.)* We shall make Qualified Nonelective Contributions in an amount equal to *(Select one.)*

i) ☐ ___________ % of Pay for the payroll period for each person who is an Active Participant on the last day of that period.

ii) ☐ ___________ % of Annual Pay for the Plan Year for persons who meet the requirements in Item R.

iii) ☐ ___________ % of Annual Pay for the Plan Year for persons who were Active Participants at any time during the Plan Year.

b) ☒ DISCRETIONARY, PAY FORMULA. *(Only available if Item O(1)(c) is not selected.)* Qualified Nonelective Contributions may be made for each Plan Year in an amount determined by us. The amount allocated to each eligible person shall be equal to our Qualified Nonelective Contributions multiplied by the ratio of such person's Annual Pay for the Plan Year to the total Annual Pay of all such persons. The Qualified Nonelective Contributions shall be allocated to each person meeting the requirements in Item R, unless otherwise specified in (i) or (ii) below.

i) ☐ The Qualified Nonelective Contributions shall be allocated to each person who was an Active Participant at any time during the Plan Year.

ii) ☒ The Qualified Nonelective Contributions shall be allocated to each person who is an Active Participant on the last day of the Plan Year.

c) ☐ *(Only available if (a) or (b) is selected above.)* Qualified Nonelective Contributions in (a) or (b) above shall be made only for, or allocated only to, Nonhighly Compensated Employees.

d) ☐ DISCRETIONARY, BOTTOM UP. *(Only available if Item L(2)(a) is selected and Item O(1)(b)(i) is not selected.)* Qualified Nonelective Contributions may be made for each Plan Year in an amount determined by us, but not to exceed 5% of the sum of all eligible persons Pay. For purposes of this limit, Pay shall be the Pay used for purposes of the ADP Test for such Plan Year. If Item O(1)(c) is selected, these Qualified Nonelective Contributions may only be made for Plan Years in which the Plan is not so amended. If (a) or (b) above is selected, these Qualified Nonelective Contributions are in addition to those specified in (a) or (b). If the Plan is treated as separate plans because it is mandatorily disaggregated under the regulations of Code Section 401(k), a separate Qualified Nonelective Contribution may be determined for each separate plan.

These Qualified Nonelective Contributions may be used to reduce the Excess Aggregate Contributions or Excess Contributions, as defined in Plan Section 3.07. Such Contributions shall be allocated first to the eligible person under the Plan (or separate plan) with the lowest Pay used for purposes of the ADP Test for such Plan Year, then to the eligible person under the Plan (or separate plan) with the next lowest Pay, and so forth, in each case subject to applicable limits of Plan Section 3.06. Such allocation shall not exceed 5% of such person's Pay used for purposes of the ADP Test for such Plan Year. *(See Plan Section 3.07.)* These Qualified Nonelective Contributions shall be allocated only to Nonhighly Compensated Employees who meet the requirements in Item R, unless otherwise specified in (i) or (ii) below.

i) ☐ These Qualified Nonelective Contributions shall be allocated only to Nonhighly Compensated Employees who were Active Participants at any time during the Plan Year.

ii) ☐ These Qualified Nonelective Contributions shall be allocated only to Nonhighly Compensated Employees who are Active Participants on the last day of the Plan Year.

2) ☐ ADDITIONAL CONTRIBUTIONS. We shall make Additional Contributions equal to the following: *(Select (a) or (b).)*

a) ☐ PAY FORMULA. An amount equal to *(Select (i) or (ii).)*

i) ☐ _______ % of Pay for the payroll period for each person who is an Active Participant on the last day of that period.

ii) ☐ _______ % of Annual Pay for the Plan Year for persons who meet the requirements in Item R.

b) ☐ SERVICE FORMULA. An amount equal to *(Select one.)*

i) ☐ $ ______ for the payroll period for each person who is an Active Participant on the last day of that period.

ii) ☐ $ ______ for the Plan Year for persons who meet the requirements in Item R.

iii) ☐ $ ______ for each Hour of Service he has performed during the payroll period for each person who was an Active Participant during that period. *(No contribution for paid nonworking hours, such as vacation.)*

iv) ☐ $ ______ for each Hour of Service credited during the payroll period for each person who was an Active Participant during that period. *(Contribution is made for paid nonworking hours, such as vacation.)*

3) ☒ DISCRETIONARY CONTRIBUTIONS. Discretionary Contributions may be made for each Plan Year in an amount determined by us. If (d) below is selected, Discretionary Contributions may be made for each Deemed Aggregated Allocation Group in an amount determined by us. We shall notify the Plan Administrator in writing of the amount of Discretionary Contributions, if any, determined for each Deemed Aggregated Allocation Group. Discretionary Contributions and Forfeitures, if applicable, shall be allocated as of the last day of the Plan Year. The amount allocated shall be equal to the amount determined in (a), (b), (c), or (d) below. *(Select (a), (b), (c), or (d).)*

a) ☒ PAY FORMULA. Discretionary Contributions and Forfeitures, if applicable, shall be allocated using Annual Pay for the Plan Year. In years in which the Plan is a Top-heavy Plan, as defined in Plan Section 11.02, and the minimum contribution under Plan Section 11.04 is not being provided by other contributions to this Plan or another plan of ours, the allocation shall be made to each person meeting the requirements in Item R and each person entitled to a minimum contribution under Plan Section 11.04. In all other years, the allocation shall be made for each person meeting the requirements in Item R. The amount allocated shall be equal to the Discretionary Contributions and Forfeitures, if applicable, multiplied by the ratio of such person's Annual Pay to the total Annual Pay for all such persons. The allocation for any person who does not meet the requirements in Item R shall be limited to the amount necessary to fund the minimum contribution.

In years in which the Plan is a Top-heavy Plan, the minimum contribution under Plan Section 11.04 is not being provided by other contributions to this Plan or another plan of ours, and the allocation described above (or any subsequent allocation described below) would provide an allocation for any person less than the minimum contribution required for such person under Plan Section 11.04, such minimum contribution shall first be allocated to all such persons. Then any amount remaining shall be allocated to the remaining persons sharing in the allocation based on Annual Pay as described above, as if they were the only persons sharing in the allocation for the Plan Year.

b) ☐ INTEGRATED FORMULA.

i) PROVIDE TOP-HEAVY MINIMUM CONTRIBUTION. Discretionary Contributions and Forfeitures, if applicable, shall be allocated to provide the top-heavy minimum contribution under Plan Section 11.04, unless otherwise specified in A below.

Subject to the overall permitted disparity limits, Discretionary Contributions and Forfeitures, if applicable, shall be allocated using Annual Pay for the Plan Year as follows:

STEP ONE: This step one shall only apply in years in which the Plan is a Top-heavy Plan, as defined in Plan Section 11.02, and the minimum contribution under Plan Section 11.04 is not being provided by other contributions to this Plan or another plan of ours.

The allocation in this step one shall be made to each person meeting the requirements in Item R and each person who is entitled to a minimum contribution under Plan Section 11.04. Each such person's allocation shall be an amount equal to the Discretionary Contributions and Forfeitures, if applicable, multiplied by the ratio of such person's Annual Pay to the total Annual Pay of all such persons. Such amount shall not exceed 3% of such person's Annual Pay. The allocation for any person who does not meet the requirements in Item R shall be limited to the amount necessary to fund the minimum contribution.

STEP TWO: This step two shall only apply in years in which step one applies. The allocation in this step two shall be made to each person meeting the requirements in Item R. Each such person's allocation shall be equal to any amount remaining after the allocation in step one multiplied by the ratio of such person's Annual Pay over the Integration Level to the total Annual Pay over the Integration Level of all such persons. Such amount shall not exceed 3% of such person's Annual Pay over the Integration Level.

For purposes of this step two, in the case of any person who has exceeded the cumulative permitted disparity limit described below, such person's total Annual Pay shall be taken into account and the applicable allocation limit for such person shall be 3% of such person's total Annual Pay.

STEP THREE: The allocation in this step three shall be made to each person meeting the requirements in Item R. Each such person's allocation shall be equal to any amount remaining after the allocation in step two multiplied by the ratio of the sum of such person's total Annual Pay and his Annual Pay over the Integration Level to the total of such sums for all such persons. Such amount shall not exceed an amount equal to a percentage (equal to the Maximum Integration Rate) of the sum of such person's total Annual Pay and his Annual Pay over the Integration Level.

If steps one and two apply, the Maximum Integration Rate minus 3% shall be substituted for the Maximum Integration Rate wherever it appears in this step three.

For purposes of this step three, in the case of any person who has exceeded the cumulative permitted disparity limit described below, two times such person's total Annual Pay shall be taken into account and the applicable allocation limit for such person shall be a percentage (equal to the Maximum Integration Rate) of two times such person's total Annual Pay.

STEP FOUR: The allocation in this step four shall be made to each person meeting the requirements in Item R. Each such person's allocation shall be equal to any amount remaining after the allocation in step three multiplied by the ratio of such person's Annual Pay to the total Annual Pay of all such persons.

A. ☐ DO NOT PROVIDE TOP-HEAVY MINIMUM CONTRIBUTION. Subject to the overall permitted disparity limits, Discretionary Contributions and Forfeitures, if applicable, shall be allocated using Annual Pay for the Plan Year to each person meeting the requirements in Item R. Each such person's allocation shall be determined as follows:

STEP ONE: An amount equal to the Discretionary Contributions and Forfeitures, if applicable, multiplied by the ratio of the sum of such person's total Annual Pay and his Annual Pay over the Integration Level to the total of such sums for all such persons. Such amount shall not exceed an amount equal to a percentage (equal to the Maximum Integration Rate) of the sum of such person's total Annual Pay and his Annual Pay over the Integration Level.

For purposes of this step one, in the case of any person who has exceeded the cumulative permitted disparity limit described below, two times such person's total Annual Pay shall be taken into account and the applicable allocation limit for such person shall be a percentage (equal to the Maximum Integration Rate) of two times such person's total Annual Pay.

STEP TWO: Any amount remaining after the allocation in step one multiplied by the ratio of such person's Annual Pay to the total Annual Pay of all such persons.

The INTEGRATION LEVEL is the Taxable Wage Base as in effect on the latest Yearly Date, unless otherwise specified in (ii) or (iii) below.

ii) ☐ $ _________ . *(Must be less than such Taxable Wage Base.)*

iii) ☐ _______ % of such Taxable Wage Base. *(Must be more than 19% and less than 100%.)*

The MAXIMUM INTEGRATION RATE shall be determined according to the following schedule:

INTEGRATION LEVEL	MAXIMUM INTEGRATION RATE
100% of TWB	5.7%
Less than 100% but more than 80% of TWB	5.4%
More than 20% of TWB but not more than 80% of TWB	4.3%
Not more than 20% of TWB	5.7%

"TWB" means the Taxable Wage Base as in effect on the latest Yearly Date.

On any date the portion of the rate of tax under Code Section 3111(a) (in effect on the latest Yearly Date) that is attributable to old age insurance exceeds 5.7%, such rate shall be substituted for 5.7%. 5.4% and 4.3% shall be increased proportionately.

OVERALL PERMITTED DISPARITY LIMITS:

ANNUAL OVERALL PERMITTED DISPARITY LIMIT: Notwithstanding the preceding paragraphs, for any Plan Year any person eligible for an allocation under this formula benefits under another qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by us or any other employer required to be aggregated with us under Code Sections 414(b), (c), (m), or (o) that provides for permitted disparity (or imputes disparity), Discretionary Contributions and Forfeitures, if applicable, shall be allocated using (i) only step one, if applicable, and step four under (b)(i) if providing top-heavy minimum contribution and (ii) only step two under (b)(i)A if not providing top-heavy minimum contribution.

CUMULATIVE PERMITTED DISPARITY LIMIT: The cumulative permitted disparity limit for a person is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the person for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by us or any other employer required to be aggregated with us under Code Sections 414(b), (c), (m), or (o). For purposes of determining the person's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the person has not benefited under a defined benefit or target benefit plan maintained for any year beginning on or after January 1, 1994, the person has no cumulative permitted disparity limit.

c) ☐ AGE WEIGHTED (WAVE), PROVIDE TOP-HEAVY MINIMUM CONTRIBUTION. Discretionary Contributions and Forfeitures, if applicable, shall be allocated to provide the top-heavy minimum contribution under Plan Section 11.04.

Discretionary Contributions and Forfeitures, if applicable, shall be allocated using Benefit Factors for the Plan Year. In years in which the Plan is a Top-heavy Plan, as defined in Plan Section 11.02, and the minimum contribution under Plan Section 11.04 is not being provided by other contributions to this Plan or another plan of ours, the allocation shall be made to each person meeting the requirements in Item R and each person entitled to a minimum contribution under Plan Section 11.04. In all other years the allocation shall be made to each person meeting the requirements in Item R. Each such person's allocation shall be an amount equal to Discretionary Contributions and Forfeitures, if applicable, multiplied by the ratio of such person's Benefit Factor to the total Benefit Factors for all such persons. The allocation for any person who does not meet the requirements in Item R shall be limited to the amount necessary to fund the minimum contribution.

In years in which the Plan is a Top-heavy Plan, as defined in Plan Section 11.02, the minimum contribution under Plan Section 11.04 is not being provided by other contributions to this Plan or another plan of ours, and the allocation described above (or any subsequent allocation described below) would provide an allocation for any person less than the minimum contribution required for such person in Plan Section 11.04, such minimum contribution shall first be allocated to all such persons. Then any amount remaining shall be allocated to the remaining persons sharing in the allocation based on Benefit Factors as described above, as if they were the only persons sharing in the allocation for the Plan Year.

8.5% INTEREST. The actuarial factor used to determine a person's Benefit Factor shall be the actuarial factor for the Plan Year determined in Appendix A (based on an interest rate assumption of 8.5% and the mortality assumptions in the UP-1984 Table), unless a different appendix is specified in (i) or (ii) below.

i) ☐ 7.5% INTEREST. Appendix B (based on an interest rate assumption of 7.5% and the mortality assumptions in the UP-1984 Table).

ii) ☐ 8.0% INTEREST. Appendix C (based on an interest rate assumption of 8.00% and the mortality assumptions in the UP-1984 Table).

d) ☐ PARTICIPANT GROUP ALLOCATION (COMPARABILITY), PROVIDE TOP-HEAVY MINIMUM CONTRIBUTION. Each person meeting the requirements in Item R will constitute a "separate allocation group" for purposes of allocating the Discretionary Contribution. All separate allocation groups having the same allocation rate constitute a single Deemed Aggregated Allocation Group. The total amount of the Discretionary Contribution is allocated among the Deemed Aggregated Allocation Groups in portions determined by us. Discretionary Contributions determined for a Deemed Aggregated Allocation Group shall be allocated using Annual Pay for the Plan Year to each person in the Deemed Aggregated Allocation Group meeting the requirements in Item R. Each such person's allocation shall be equal to the Discretionary Contribution determined for the Deemed Aggregated Allocation Group multiplied by the ratio of such person's Annual Pay to the total Annual Pay of all such person's in the Deemed Aggregated Allocation Group. The number of Nonhighly Compensated Employees to which a particular allocation rate applies must reflect a reasonable classification of employees, and no person can be assigned to more than one Deemed Aggregated Allocation Group for a Plan Year.

MINIMUM ALLOCATION GATEWAY UNDER TREASURY REGULATION 1.401(a)(4)-(8)(b)(1)(vi). If we allocate a Discretionary Contribution for any Plan Year, we shall make an additional Employer Contribution for such Plan Year for each person who is a Nonhighly Compensated Employee and who had Employer Contributions (other than Elective Deferral Contributions and Matching Contributions) made for or allocated to him for such Plan Year if the sum of all Employer Contributions (other than Elective Deferral Contributions and Matching Contributions) for such Nonhighly Compensated Employee is less than a minimum. The additional Employer Contribution shall be equal to the amount needed, if any, to bring the sum of all Employer Contributions (other than Elective Deferral Contributions and Matching Contributions) up to the minimum. The amount of the minimum shall be equal to either (i) 5% of his Compensation or (ii) 1/3 of the "highest percentage" of his Pay. The same minimum shall apply to all such persons and the minimum that applies shall be the minimum that results in the smallest total additional Employer Contributions.

For purposes of determining the 5% minimum, Compensation means Compensation, as defined in Item S, for the Plan Year. For purposes of determining the 1/3 of the highest percentage minimum, the highest percentage shall be the highest percentage of Pay at which Employer Contributions (other than Elective Deferral Contributions and Matching Contributions) are made for or allocated to any Highly Compensated Employee. The highest percentage shall be determined by dividing the Employer Contributions (other than Elective Deferral Contributions and Matching Contributions) made for or allocated to each Highly Compensated Employee during the Plan Year by the amount of his Pay and selecting the greatest quotient (expressed as a percentage). For purposes of determining the 1/3 of the highest percentage minimum, including the determination of the highest percentage, Pay means Annual Pay for purposes of allocating Discretionary Contributions for the Plan Year.

If Item M(4)(d) is selected and the Pay for purposes of allocating Discretionary Contributions is discriminatory in accordance with the regulations under Code Section 414(s), the exclusions that subject the Pay to the nondiscrimination requirement under such regulations in order to satisfy Code Section 414(s) shall not be excluded for purposes of determining Pay, as defined in Item M for purposes of allocating Discretionary Contributions.

This additional Employer Contribution shall be credited to the person's Account and shall be deemed to be a Discretionary Contribution.

The Deemed Aggregated Allocation Groups shall be: *(Complete (i) and (ii). Complete (iii) and (iv), if applicable. Four is the maximum number of Deemed Aggregated Allocation Groups allowed on this Principal Financial Group Prototype for Savings Plans and may be further limited based on the number of Nonhighly Compensated Employees. Complete with titles or classifications.)*

i) Group 1 ____

____

____

ii) Group 2 ____

____

____

iii) Group 3 ____

____

____

iv) Group 4 ____

____

____

NOTE: The number of Deemed Aggregated Allocation Groups for Nonhighly Compensated Employees is limited based on the total number of Nonhighly Compensated Employees receiving an allocation:

Number of Nonhighly Compensated Employees	*Number of Deemed Aggregated Allocation Groups*
1 or 2	*1*
3 to 8	*2*
9 to 11	*3*

A Deemed Aggregated Allocation Group may include both Highly Compensated Employees and Nonhighly Compensated Employees as long as the limits above are met.

4) FORFEITURES.

DISCRETIONARY WITH COMPARABILITY ALLOCATION, FORFEITURES OFFSET. If (3)(d) above is selected, Forfeitures shall be used to offset our first Contribution made after the Forfeiture is determined. If (3)(d) above is not selected, Forfeitures are allocated or offset as specified in (a) or (b) below.

a) DISCRETIONARY WITH OTHER THAN COMPARABILITY ALLOCATION, FORFEITURES REALLOCATED. If (3)(a), (b), or (c) above is selected, Forfeitures shall be allocated with Discretionary Contributions and shall be deemed to be Discretionary Contributions, unless otherwise specified in (i) below.

i) [X] FORFEITURES OFFSET. Forfeitures shall not be allocated with Discretionary Contributions, but shall be used to offset our first Contribution made after the Forfeiture is determined.

b) NO DISCRETIONARY, FORFEITURES OFFSET. If (3) above is not selected, Forfeitures shall be used to offset our first Contribution made after the Forfeiture is determined, unless otherwise specified in (i) below.

i) ☐ ADDITIONAL, NO DISCRETIONARY, FORFEITURES REALLOCATED. *(Cannot use unless (2) above is selected.)* Forfeitures shall not be used to offset our first Contribution, but shall be allocated as of the last day of the Plan Year to those meeting the requirements in Item R using the allocation formula in (3)(a) above, and shall be deemed to be Additional Contributions.

NOTE: Reallocating Forfeitures in a Plan Year may cause a Plan that satisfies the ADP Test Safe Harbor and the ACP Test Safe Harbor, if applicable, to lose the deemed not Top-heavy Plan status for such year.

R. NET PROFITS AND CONTRIBUTION REQUIREMENTS.

1) Our Contributions shall be made without regard to our current or accumulated NET PROFITS, unless otherwise specified in (a) below.

a) ☐ *(Cannot use if 401(k) Safe Harbor Plan or 401(k) SIMPLE Plan.)* Our Contributions, in excess of Elective Deferral Contributions, shall be made out of our current or accumulated Net Profits in excess of Elective Deferral Contributions.

2) REQUIREMENTS FOR CONTRIBUTIONS. Our Contributions that are subject to the requirements of this Item R and Forfeitures, if applicable, shall be made for or allocated to each person who was an Active Participant at any time during the Plan Year, unless otherwise specified in (a), (b), (c), or (d) below. *(If annual contributions are subject to these requirements (or if Forfeitures are allocated under Item Q(4)(b)(i)), (a), (b), (c), or (d) may be selected. Select (e), if applicable.)*

NOTE: Selections may affect testing done to determine if the minimum coverage requirement of Code Section 410(b) is met, unless otherwise indicated.

a) ☐ Such amounts shall be made for or allocated to each person who was an Active Participant at any time during the Plan Year and either is an Active Participant on the last day of the Plan Year or has more than 500 Hours of Service during the latest Accrual Service Period ending on or before the last day of the Plan Year, unless a lesser number of Hours of Service is specified in (i) below. *(This selection does not affect coverage testing if the Accrual Service Period is the Plan Year.)*

i) ☐ Has more than _______ *(Up to 499.)* Hours of Service.

b) ☐ Such amounts shall be made for or allocated to each person who is an Active Participant on the last day of the Plan Year.

c) ☒ Such amounts shall be made for or allocated to each person who was an Active Participant at any time during the Plan Year and has at least 1,000 Hours of Service during the latest Accrual Service Period ending on or before the last day of the Plan Year, unless otherwise specified in (i) below.

i) ☐ Has at least _________ *(Up to 999.)* Hours of Service.

d) ☐ Such amounts shall be made for or allocated to each person who is an Active Participant on the last day of the Plan Year and has at least 1,000 Hours of Service during the latest Accrual Service Period ending on or before that date, unless otherwise specified in (i) below.

i) ☐ Has at least _________ *(Up to 999.)* Hours of Service.

The requirements in (a), (b), (c), or (d) above are modified as follows:

e) ☐ Such amounts shall also be made for or allocated to each person who was an Active Participant at any time during the Plan Year and has retired, become Totally Disabled, or died.

3) The ACCRUAL SERVICE PERIOD is the consecutive 12-month period ending on the last day of each Plan Year, unless otherwise specified in (a) below.

a) ☐ *(Use only with (2)(a), (c), or (d) above.)* The Accrual Service Period is the

consecutive 12-month period ending on each ________________________.
(Month and day.)

NOTE: Selecting (a) above will require nondiscrimination testing to determine if the nondiscrimination requirement of Code Section 401(a)(4) is met.

4) ☐ *(Cannot use with (1)(a) above.)* We may make all or part of our annual Contributions before the end of the Plan Year. All annual Contributions shall be unallocated when made, unless otherwise specified in (a) below.

a) ☐ CONTRIBUTIONS WITHOUT LAST DAY OR HOUR OF SERVICE REQUIREMENT ALLOCATED WHEN MADE. Our annual Contributions that are made for or allocated to each person who was an Active Participant at any time during the Plan Year may be allocated when made.

S. CONTRIBUTION MODIFICATIONS.

CONTRIBUTION LIMITATIONS. The Annual Additions for a Participant during a Limitation Year shall not be more than the Maximum Annual Addition. *(See Plan Section 3.06.)*

1) The LIMITATION YEAR is the consecutive 12-month period ending on each

_____December 31_______. *(Month and day. Fill in the last day of the Limitation Year. Normally, the last day of the Plan Year is used. You must use the same limitation year in all your plans.)*

2) COMPENSATION FOR PURPOSES OF PLAN SECTION 3.06. *(Compensation, as defined in Plan Section 3.06, for the Limitation Year is used to determine the limit on Annual Additions. Compensation, as defined in Plan Section 3.06, for the Plan Year is used to determine the amount of top-heavy minimum contributions.)* Compensation is defined in Plan Section 3.06. For purposes of defining Compensation in Plan Section 3.06, the definition under Information Required to be Reported Under Code Sections 6041, 6051, and 6052 ("Wages, Tips and Other Compensation" box on Form W-2) shall apply, unless otherwise specified in (a) or (b) below.

a) ☐ The definition under Code Section 3401(a) Wages shall apply.

b) ☐ The definition under 415 Safe-Harbor Compensation shall apply.

3) MULTIPLE DEFINED CONTRIBUTION PLANS. *(This item applies if you or an Employer, as defined in Plan Section 3.06, maintain another qualified defined contribution plan that is not a Master or Prototype Plan in which any Participant in this Plan is or was or could become a participant.)* If the Participant is covered under another qualified defined contribution plan maintained by the Employer, as defined in Plan Section 3.06, the provisions of (f) through (k) of Plan Section 3.06 shall apply as if the other plan were a Master or Prototype Plan, unless otherwise specified in (a) below. *(Plan Section 3.06 limits the last Annual Additions.)*

a) ☐ *(If selected, you must apply for a determination letter from the Internal Revenue Service in order to have specific reliance on the method used.)* The method described on the attached page(s) shall be used to limit total Annual Additions to the Maximum Annual Addition, and shall properly reduce the Excess Amounts, as defined in Plan Section 3.06, in a manner that precludes Employer discretion. *(If selected, you will provide the method for limiting Annual Additions on the attached page(s).)*

TOP-HEAVY PLAN REQUIREMENTS. The amount and allocation of Contributions shall be subject to the provisions of Article XI of the Basic Plan in Plan Years when this is a Top-heavy Plan, as defined in Plan Section 11.02. Special minimum contribution provisions will apply in such years.

4) ☐ MULTIPLE PLANS. *(Use this item to specify which plan will provide the minimum contribution or benefit for participants who are covered under this Plan and any other plan or plans of yours. If selected, you must provide wording on the attached page(s).)* The method described on the attached page(s) shall be used to meet the minimum contribution and benefit requirements in Plan Years when this is a Top-heavy Plan, in a manner that precludes Employer discretion.

T. VOLUNTARY CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS.

1) VOLUNTARY CONTRIBUTIONS are not permitted, unless otherwise specified in (a) below.

a) ☐ *(If selected, the Plan is subject to an ACP Test even if the Plan satisfies the ACP Test Safe Harbor.)* Voluntary Contributions are permitted. *(Select any that apply.)*

i) ☐ ________ % of Pay is the minimum Voluntary Contribution.

ii) ☐ Voluntary Contributions must be a whole percentage of Pay.

iii) ☐ ________ % of Pay is the maximum Voluntary Contribution.

2) ROLLOVER CONTRIBUTIONS are permitted, unless otherwise specified in (a) below.

a) ☐ Rollover Contributions are not permitted.

U. INVESTMENTS.

1) The Plan does not have a Trust Agreement in effect, unless otherwise specified in (a) below.

a) [x] TRUST AGREEMENT. The Plan has a Trust Agreement. *(Select at least one.)*

i) [ ] We establish the Discretionary Trust Agreement (Attachment A of the Basic Plan).

ii) [ ] We establish the Directed Trust Agreement (Attachment B of the Basic Plan).

iii) [x] We establish the Principal Trust Company Directed Trust Agreement (Attachment C of the Basic Plan).

2) INVESTMENT DIRECTION. Subject to the provisions of Article IV of the Basic Plan, the Annuity Contract, and if applicable, the Trust Agreement, the investment of a Participant's Account shall be directed by *(Select one.)*

a) [x] the Participant for all Contributions.

b) [ ] us for all Contributions.

c) [ ] the Participant for Elective Deferral Contributions, Participant Contributions, and Rollover Contributions. Us for Employer Contributions other than Elective Deferral Contributions.

d) [ ] the Participant for Participant Contributions and Rollover Contributions. Us for Employer Contributions including Elective Deferral Contributions.

3) LOANS. Loans to a Participant are not permitted, unless otherwise specified in (a) below.

a) [x] *(Only available if (1)(a) above is selected and the Trustee agrees to hold the promissory note.)* Loans are available to a Participant subject to the provisions of Plan Section 5.06.

i) The Loan Administrator(s) is/are: *(Fill in the person(s) or position(s) authorized to administer the Participant loan program. Neither Principal Life Insurance Company nor its affiliates can be named.)*

Sr. H.R. Administrator & Sr. V.P. H.R.

Director

____

____

____

ii) [ ] LIMITED TO HARDSHIP. Loans are available only for hardship reasons as described in Plan Section 5.05.

iii) [x] The minimum amount of any loan is $ 1,000 . *(Up to $1,000.)*

iv) ☐ The maximum amount of any loan is the lesser of 50% of the Participant's Vested Account, reduced by any outstanding loan balance

or $ ________ *(Up to $49,999.)*, reduced by the highest outstanding loan balance during the one-year period ending on the day before the loan is made.

NOTE: If not selected, the maximum is the lesser of (i) 50% of the Participant's Vested Account, reduced by any outstanding loan balance or (ii) $50,000, reduced by the highest outstanding loan balance during the one-year period ending on the day before the loan is made.

v) ☐ LIMITED TO VESTED ACCOUNT FROM CERTAIN CONTRIBUTIONS. The maximum amount of any loan is further limited to the portion of the Participant's Vested Account resulting from *(Select at least one.)*

A. ☐ Elective Deferral Contributions

B. ☐ Rollover Contributions

C. ☐ Participant Contributions

vi) The number of outstanding loans for a Participant shall be limited to one, unless otherwise specified in A below.

A. ☒ The number shall be limited to ____2_____. *(Up to 5.)*

vii) The number of loans approved for a Participant in any 12-month period shall be limited to one, unless otherwise specified in A below.

A. ☐ The number shall be limited to __________. *(Up to 5.)*

viii) The term of the loan shall be limited to five years, unless otherwise specified in A below.

A. ☒ The term of the loan shall not be limited to five years for the purchase of a Participant's principal residence. Such loan term shall be limited to a period consistent with commercial home loan practices, unless otherwise specified in (1) below.

1) ☒ SPECIFIED LIMIT FOR PRINCIPAL RESIDENCE. The term of the loan shall be limited to the lesser of (i) ___15____ *(Up to 25.)* years or (ii) a period of years consistent with commercial home loan practices.

V. VESTING PERCENTAGE.

Vesting Percentage is used to determine the nonforfeitable percentage of a Participant's Account resulting from our Contributions.

The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age or Early Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an Employee on the date he dies or the date he becomes disabled that results in his becoming Totally Disabled shall be 100%.

1) 100% VESTED CONTRIBUTIONS. Elective Deferral Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions are 100% vested. The following Employer Contribution(s) are also 100% vested at all times. *(Select any that apply.)*

a) ☐ Matching Contributions

b) ☐ Additional Contributions

c) ☐ Discretionary Contributions

2) VESTING SCHEDULE. A Participant's Account resulting from our Contributions that are not 100% vested when made is subject to the vesting schedule selected below. *(Select (a), (b), or (c) if some Employer Contributions are not 100% vested. If (c) is selected, fill in percentages.)*

VESTING SERVICE	VESTING PERCENTAGE		
	(a)	(b)	(c)
	☐	☐	☒
Less than 1	0	0	0
1	0	0	25
2	0	20	50
3	100	40	75
4		60	100
5		80	______
6		100	______

NOTE: The schedule in (c) must provide 100% vesting after 3 years of Vesting Service or must at all times be as great as the Vesting Percentage that the schedule in (b) would provide.

3) TOP-HEAVY VESTING. A Participant's Account resulting from additional Employer Contributions made to satisfy the minimum contribution requirements of Plan Section 11.04 shall be subject to the vesting schedule selected below. *(Select (a), (b), or (c) if the Plan is not a 401(k) SIMPLE Plan and does not allow any Employer Contributions other than Elective Deferral Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions.)*

VESTING SERVICE	VESTING PERCENTAGE		
	(a)	(b)	(c)
	☐	☐	☐
Less than 1	0	0	100
1	0	0	
2	20	0	
3	40	100	
4	60		
5	80		
6	100		

A Participant's Vesting Percentage determined above shall never be reduced in later years.

W. VESTING SERVICE.

Vesting Service, subject to the provisions of Plan Section 1.02, shall be determined as follows: *(Select (1) or (2) if some Employer Contributions are not 100% vested, if Item V(3)(a) or (b) is completed, or if Early Retirement Age is based on Vesting Service.)*

1) ☐ ELAPSED TIME METHOD. Vesting Service is the total of an Employee's countable Periods of Service without regard to Hours of Service.

2) ☒ HOURS METHOD. A year of Vesting Service is a Vesting Service Period in which an Employee has at least 1,000 Hours of Service, unless otherwise specified in (a) below.

   a) ☐ ________ *(Up to 999.)* Hours of Service.

   b) A VESTING SERVICE PERIOD is the consecutive 12-month period ending on the last day of each Plan Year, unless otherwise specified in (i) or (ii) below.

      i) ☐ The consecutive 12-month period ending on each ________. *(Month and day.)*

      ii) ☐ *(Vesting Service Period changes.)* The consecutive 12-month period ending on

         A. each ______________________ through

         B. ____________________________ and

         C. each following ______________. *(Complete A using month and day, B using the same month and day as in A and the calendar year in which the last day of the last period ending on this date falls, and C using the month and day on which the new period ends.)*

   c) A VESTING BREAK, when the hours method is used, is a Vesting Service Period in which an Employee is credited with not more than one-half of the Hours of Service required for a year of Vesting Service, unless otherwise specified in (i) below.

      i) ☐ ________ or fewer Hours of Service. *(Fill in up to 500 hours but less than hours required for a year of Vesting Service.)*

NOTE: If the hours method is used, any date completed in (3), (4), or (5) below should be the first day of a Vesting Service Period. If the first day of such period is not used, service during the period in which the date occurs shall not be excluded because of these modifications. If both (3) and (5) are selected, the date in (5) must be before the date in (3). (3) and (5) cannot be used with (4). If the hours method is used and (6) is selected, service during the period in which the Employee attains the age completed in (6) shall not be excluded because of that modification. If you had a previous plan that terminated within five years of the Effective Date of this Plan, you must treat the effective date of the terminated plan as the Effective Date of this Plan for purposes of the selections in (3), (4), or (5) below.

VESTING SERVICE MODIFICATIONS:

3) ☐ Service before _______________ is the total of an Employee's countable service with us, expressed in whole years and fractional parts of a year (counting a partial month as a complete month).

NOTE: If selected, fill in a date on or before the date the Plan became subject to ERISA. A new plan becomes subject to ERISA on its Effective Date.

4) ☐ Service before _______________ shall be determined under the provisions of the (Prior) Plan in effect on the day before that date.

NOTE: If selected, fill in a date after the Effective Date.

5) ☐ Service before _______________ shall not be counted.

NOTE: If selected, fill in a date on or before the date the Plan became subject to ERISA. A new plan becomes subject to ERISA on its Effective Date.

6) ☐ Service before an Employee attains age ______ *(Up to 18.)* shall not be counted.

X. EQUIVALENCIES.

Hours of Service shall be determined on the basis of actual Hours of Service that an Employee is paid or entitled to payment, unless otherwise specified in (1), (2), or (3) below.

1) ☐ DAYS. On the basis of days worked. An Employee shall be credited with 10 Hours of Service for each day in which he would otherwise be credited with at least one Hour of Service.

2) ☐ WEEKS. On the basis of weeks worked. An Employee shall be credited with 45 Hours of Service for each week in which he would otherwise be credited with at least one Hour of Service.

3) ☐ MONTHS. On the basis of months worked. An Employee shall be credited with 190 Hours of Service for each month in which he would otherwise be credited with at least one Hour of Service.

NOTE: If selected, the equivalency shall be used for all Employees.

Y. WITHDRAWAL BENEFITS.

1) VOLUNTARY. A Participant may withdraw any part of his Vested Account resulting from Voluntary Contributions.

A Participant may make only two such withdrawals in any 12-month period, unless otherwise specified in (a) or (b) below.

a) ☐ A Participant may make such a withdrawal at any time.

b) ☐ A Participant may make only ________ such withdrawal(s) in any 12-month period.

2) ROLLOVER. A Participant may withdraw any part of his Vested Account resulting from Rollover Contributions.

A Participant may make only two such withdrawals in any 12-month period, unless otherwise specified in (a) or (b) below.

a) ☐ A Participant may make such a withdrawal at any time.

b) ☒ A Participant may make only 1 such withdrawal(s) in any 12-month period.

3) ☒ 401(k) HARDSHIP. Unless otherwise specified in (a) below, a Participant may withdraw any part of his Vested Account resulting from Elective Deferral Contributions, Matching Contributions (other than Qualified Matching Contributions), Additional Contributions, and Discretionary Contributions in the event of undue financial hardship. Withdrawals from the Participant's Account resulting from Elective Deferral Contributions shall be limited to the amount of the Participant's Elective Deferral Contributions (and earnings thereon accrued as of December 31, 1988). The withdrawal is subject to the provisions of Plan Section 5.05.

a) ☐ Such withdrawal shall be limited to the amount of the Participant's Elective Deferral Contributions (and earnings thereon accrued as of December 31, 1988).

4) ☒ AGE 59 1/2. A Participant may withdraw any part of his Vested Account resulting from Elective Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions, Additional Contributions, and Discretionary Contributions any time after he attains age 59 1/2.

A Participant may make only two such withdrawals in any 12-month period, unless otherwise specified in (a) or (b) below.

a) ☒ A Participant may make such a withdrawal at any time.

b) ☐ A Participant may make only _______ such withdrawal(s) in any 12-month period.

5) ☐ FIVE YEARS AS AN ACTIVE PARTICIPANT. A Participant may withdraw any part of his Vested Account resulting from Matching Contributions (other than Qualified Matching Contributions), Additional Contributions, and Discretionary Contributions at any time after he has been an Active Participant for at least five years.

NOTE: A Participant's earliest Entry Date shall be used to determine his eligibility for such a withdrawal.

A Participant may make only two such withdrawals in any 12-month period, unless otherwise specified in (a) or (b) below.

a) ☐ A Participant may make such a withdrawal at any time.

b) ☐ A Participant may make only _______ such withdrawal(s) in any 12-month period.

NOTE: Withdrawals are subject to the distribution of benefits provisions of Article VI or VIA of the Basic Plan, whichever applies.

Z. RETIREMENT AND THE START OF BENEFITS.

1) NORMAL RETIREMENT AGE is the age at which the Participant's Account shall become nonforfeitable if he is an Employee. A Participant's Normal Retirement Age is age 65, unless otherwise specified in (a) or (b) below.

a) ☐ Age ________. *(Less than 65.)*

b) ☐ *(Only available if Items Q(3)(c) and (d) are not selected.)* The older of age ________ *(Up to 65.)* or his age on the *(Select (i) or (ii).)*

i) ☐ date ________ *(Up to 5.)* years after the first day of the Plan Year in which his earliest Entry Date occurred.

ii) ☐ earlier of the date ________ *(Up to 5.)* years after his Hire Date or the date 5 years after the first day of the Plan Year in which his earliest Entry Date occurred.

The provisions of (b) are modified as follows:

c) ☐ A Participant's Normal Retirement Age shall not be older than age ________. *(Up to 70.)*

2) NORMAL RETIREMENT DATE, FIRST OF MONTH ON OR AFTER. Normal Retirement Date means the earliest first day of the month on or after a Participant reaches his Normal Retirement Age, unless otherwise specified in (a) below.

a) ☒ DATE REACHES. Normal Retirement Date means the date the Participant reaches his Normal Retirement Age.

3) START OF RETIREMENT BENEFITS. A Participant may choose to have retirement benefits begin before he has a Severance from Employment and on or after the later of (i) his Normal Retirement Date or (ii) age 59 1/2, unless otherwise specified in (a) below.

a) ☐ A Participant may not choose to have retirement benefits begin before he has a Severance from Employment.

4) EARLY RETIREMENT DATE. *(Select (a) or (b).)*

a) ☒ PERMITTED. If (2)(a) above is not selected, Early Retirement Date is the first day of the month before a Participant's Normal Retirement Date that he selects for the start of retirement benefits. If (2)(a) above is selected, Early Retirement Date is any day before a Participant's Normal Retirement Date that he selects for the start of retirement benefits. This day shall be on or after the date the Participant has a Severance from Employment and reaches Early Retirement Age. A Participant reaches Early Retirement Age on the date the following requirement(s) are met: *(Select at least one. A Participant's Account is 100% vested if he is an Employee on or after he reaches this age.)*

i) ☒ He is age __55__.

ii) ☒ He has __4__ years of Vesting Service.

iii) ☐ He is within ______ years of Normal Retirement Date.

iv) ☐ He has been an Active Participant _______ years based on his earliest Entry Date.

b) ☐ Early retirement is not permitted.

5) TOTALLY DISABLED. The definition of Totally Disabled is tied to Social Security disability, unless otherwise specified in (a), (b), or (c) below.

a) ☐ Tied to our long-term disability plan.

b) ☐ Determined by a physician chosen by the Plan Administrator and the disability has lasted or can be expected to last for at least 12 months.

c) ☐ Determined by a physician chosen by the Plan Administrator and the disability has lasted for at least five months.

NOTE: If (b) or (c) is selected, any benefit provided to a Participant who is Totally Disabled is a "disability benefit" subject to the special rules for disability claims. See Plan Section 9.05.

6) VESTED BENEFIT MODIFICATIONS. Plan Section 5.03 permits an Inactive Participant to elect to start benefits after he has a Severance from Employment. The start of benefits is modified as follows: *(Select (a) or (b), if applicable.)*

a) ☐ An Inactive Participant cannot elect to receive benefit payments from that part of his Vested Account resulting from Elective Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions, Additional Contributions, and Discretionary Contributions before he becomes Totally Disabled (Retirement Date or death, if earlier). A small Vested Account, as defined in Plan Section 10.11, shall be paid earlier in a single sum. *(Select (i), if applicable.)*

i) ☐ Such restriction shall not apply to that part of an Inactive Participant's Vested Account resulting from Elective Deferral Contributions.

b) ☐ An Inactive Participant cannot elect to receive benefit payments from that part of his Vested Account resulting from Elective Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions, Additional Contributions, and Discretionary Contributions before he has had a Severance from Employment for a period of time (Retirement Date or death, if earlier). Payment of a small Vested Account, as defined in Plan Section 10.11, shall also be delayed. *(Select (i), if applicable.)*

i) ☐ Such restriction shall not apply to that part of an Inactive Participant's Vested Account resulting from Elective Deferral Contributions.

The period of time is *(Select (ii) or (iii).)*

ii) ☐ ___________ month(s). *(Up to 60.)*

iii) ☐ ___________ year(s). *(Up to 5.)*

AA. FORMS OF DISTRIBUTION FOR RETIREMENT BENEFITS.

NOTE: If this Plan is a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan that is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, (2) and (3) below cannot be selected.

If the Plan later becomes a direct or indirect transferee of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan that is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, then the options available under the Plan shall be those specified in Plan Section 6.02 and the selection of (2) or (3) below shall be void. The Plan should be amended to reflect the selection of (1) below and (1)(a) below, if applicable.

The options available under the Plan shall be: *(Select (1), (2), or (3).)*

1) ☐ INCLUDE LIFE ANNUITIES. Those specified in Plan Section 6.02 other than the fixed period and fixed payment installments, unless otherwise specified in (a) below.

   a) ☐ INSTALLMENTS. The fixed period and fixed payment installment options shall be available.

2) ☐ NO LIFE ANNUITIES. Those specified in subparagraph (a)(2) of Plan Section 6A.02 other than the fixed period and fixed payment installments, unless otherwise specified in (a) below.

   a) ☐ INSTALLMENTS. The fixed period and fixed payment installment options shall be available.

3) ☒ SINGLE SUM AND DISTRIBUTIONS IN KIND. Those specified in subparagraph (a)(1) of Plan Section 6A.02 other than the fixed period and fixed payment installments, unless otherwise specified in (a) below.

   a) ☐ INSTALLMENTS. The fixed period and fixed payment installment options shall be available.

AB. ADOPTING EMPLOYERS. *(Identify Adopting Employers below.)*

NOTE: The Plan must meet the minimum coverage requirement of Code Section 410(b) taking into account all employees of Controlled Groups and Affiliated Service Groups. If you are a member of such a group, other employers in the group may need to adopt this Plan in order for your Plan to meet this requirement. Some employers of the group may also choose to adopt this Plan even though not required. Use this item to identify the other employers in the group whose employees may become Participants.

1) There are no Adopting Employers, unless otherwise specified in (a) below.

   a) ☐ The Adopting Employers listed in (3) below establish a separate plan for the benefit of their Employees or participate with us in a single plan, as specified.

2) Separate Plans or Single Plan

   a) SEPARATE PLANS. Adopting Employers may establish a separate plan for the exclusive benefit of their Employees. The establishment of an Adopting Employer's separate plan shall be evidenced <u>in writing</u> according to the provisions of Plan Section 2.04.

   NOTE: A separate plan should not be established unless (i) each plan can meet the minimum coverage requirement of Code Section 410(b) separately or (ii) the combined plans can meet the minimum coverage requirement of Code Section 410(b) and the nondiscrimination requirement of Code Section 401(a)(4). The combined plans may not meet the requirement of Code Section 401(a)(4) if the plans provide for a discretionary Matching Contribution or Discretionary Contribution that is determined separately for each Adopting Employer.

   b) SINGLE PLAN. Adopting Employers may participate with us in a single plan. An Adopting Employer's agreement to participate in this Plan shall be evidenced <u>in writing</u> according to the provisions of Plan Section 2.05.

   NOTE: The provisions of Plan Section 10.03 shall apply in the case of the merger of this Plan with any Prior Plan of an Adopting Employer participating with us in a single plan.

AC. MERGER OR SPIN-OFF.

1) [x] MERGER. The following plan(s) merged into this Plan:

a) Name Six Rivers National Bank Profit Sharing 401(k)Plan

Effective date of merger October 12, 2000

2) [ ] SPIN-OFF. This Plan was a restatement due to a spin-off from the following plan:

a) Name __________________________

Effective date of original plan __________________________

By executing this Adoption Agreement, we, the Employer, adopt the "Principal Financial Group Prototype for Savings Plans" for the exclusive benefit of our Employees. Our selections and specifications contained in this Adoption Agreement and the terms, provisions, and conditions provided in the Principal Financial Group Prototype Basic Savings Plan constitute our PLAN. No other basic plan may be used with this Adoption Agreement.

It is understood that Principal Life Insurance Company is not a party to our Plan and shall not be responsible for any tax or legal aspects of our Plan. We assume responsibility for these matters. We acknowledge that we have counseled, to the extent necessary, with selected legal and tax advisors. The obligations of Principal Life Insurance Company shall be governed solely by the provisions of its contracts and policies. Principal Life Insurance Company shall not be required to look into any action taken by the Plan Administrator, Named Fiduciary, Trustee, Investment Manager, or us and shall be fully protected in taking, permitting, or omitting any action on the basis of our actions. Principal Life Insurance Company shall incur no liability or responsibility for carrying out actions as directed by the Plan Administrator, Named Fiduciary, Trustee, Investment Manager, or us.

(Complete in black ink.)

This Adoption Agreement is executed ________________________________ .
(Date Signed)

FOR THE EMPLOYER

By my signature, I certify that I have reviewed the terms of and the Items selected within this Adoption Agreement. If the Plan has a Trust Agreement in effect, I hereby certify that a copy of this Plan document shall be provided to each Trustee and proper signatures will be obtained on the appropriate attachment to the Basic Plan.

By ____
(Signature)

Business Title ____

☐ By my signature above, I hereby execute this Adoption Agreement on behalf of each Adopting Employer identified in Item AB.

ACKNOWLEDGMENT BY THE NAMED FIDUCIARY *(Complete if other than the Employer.)*

By ____
(Signature)

This Plan is an important legal document. It may not fit your situation. You will want to consult with your lawyer on whether it does fit your situation and on its tax and legal implications, for which neither Principal Life Insurance Company, nor its agents, can assume responsibility.

Failure to properly fill out this Adoption Agreement may result in disqualification of this Plan. Principal Life Insurance Company will inform you of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. The address of Principal Life Insurance Company is 711 High Street, Des Moines, Iowa 50392-0001. When you first adopt the prototype, Principal Life will assign a contact person and give you a toll-free number. If you have not been assigned a contact person, call 1-800-543-4015, extension 75684, for assistance.

You may rely on an opinion letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Revenue Procedure 2005-16.

You may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Revenue Procedure 2005-16.

In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

Item S(4): The method used to meet the minimum contribution and benefit requirements in Plan Years when this is a Top-heavy Plan: